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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-21585, 333-23937, 333-39817, 333-43586, 333-43588, 333-56772, 333-56774,
333-67881, 333-71890, 333-101600, 333-119707, and 333-119708 all on Form S-8 of
our reports, dated March 24, 2006, relating to the financial statements of Lightbridge, Inc. and Subsidiaries and management's report on the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K of Lightbridge, Inc. and Subsidiaries for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 24, 2006